SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 14, 2008

INTERNATIONAL STEM CELL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056
(Address of principal executive offices, including zip code)

(760) 940-6383
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Effective October 14, 2008, the Board of Directors of International Stem Cell Corporation has elected Mr. Rouslan Semechkin to its Board of Directors.  Mr. Semechkin was elected pursuant to the terms of the Securities Purchase Agreement dated August 20, 2008 pursuant to which the Company sold shares of Series C Preferred Stock to X Master, Inc., a New Hampshire-based corporation of which Mr. Semechkin is President.

Mr. Semechkin brings to International Stem Cell Corporation both scientific expertise and international relationships. He has for the past 5 years been pursuing an academic career and since May 2006 has been president of X-Master, Inc. a New Hampshire based company with investments in real estate and other assets. He is an honors graduate of the Moscow State University and is a specialist in the analysis of biological processes and mathematical modeling in biology. He is a Member of the American Mathematical Society.

Mr. Semechkin is not related to and has no relationship to any other Board Member or executive officer and is not party to any transaction with the company except as President of X-Master, Inc. which has invested $2,000,000 in the company and committed to invest up to an additional $1,000,000 in December, 2008, subject to determination that there have been no adverse changes in the company prior to that date

ITEM 9.01  Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Exhibit Description
99.1	Press Release dated October 16, 2008

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Kenneth C. Aldrich
Kenneth C. Aldrich
Chief Executive Officer

Dated: October 16, 2008

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated October 16, 2008

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